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                                                                    EXHIBIT 10.8

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION - ASTERISKS DENOTE OMISSIONS.

[LILLY LOGO]                                    CONSULTING AND
                                            PROFESSIONAL SERVICES
                                                  AGREEMENT

ELI LILLY AND COMPANY ("LILLY") and the consultant signing below (the "Consultant") hereby agree as follows:

1. SCOPE OF SERVICE. The scope of services to be performed by Consultant shall be mutually agreed to on an individual work order basis. Lilly may, from time to time, request Consultant to submit at no cost to Lilly a written proposal for the provision of consulting and professional services. Consultant may thereupon submit to Lilly a written proposal regarding such services, specifying in detail the services to be rendered, including: (a) a description of the work product to be delivered, including, if applicable, acceptance criteria and detailed design and functional specifications for the deliverables thereunder; (b) the proposed performance schedule; and (c) an estimate of Lilly's cost for such services based on time and materials required (collectively, the "Proposal"). Consultant's stated fee may not be increased prior to acceptance by Lilly for a period of three (3) months from the date of receipt of the Proposal by Lilly. The parties may create a binding agreement subject to the terms and conditions of this Agreement by adapting the contents of the Proposal, as amended by the parties, into a written Work Order signed by both parties which refers to this Agreement and which is substantially in the form of the Attached Exhibit A ("Work Order"). A signed Work Order may be modified only by a written Change Order signed by both parties which refers both to this Agreement and to the associated Work Order, and which is substantially in the form of the Attached Exhibit B ("Change Order"). NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO WORK ORDER OR CHANGE ORDER SHALL BE EFFECTIVE UNLESS SIGNED BY THE LICENSOR'S CHIEF FINANCIAL OFFICER OR GENERAL COUNSEL.

2. INVOICES AND COMPENSATION. Lilly shall pay to Consultant all invoiced amounts for accepted services rendered by Consultant in accordance with this Agreement, and for reimbursement of reasonable out-of-pocket expenses necessarily and actually incurred by Consultant in connection with providing such services, provided that: (i) all expenses related to travel and lodging shall comply with Lilly's corporate travel policies; and (ii) for all non-travel related expenses, the expenses are itemized on the Work Order or pre-approved in writing by Lilly. Consultant shall not invoice Lilly with respect to any particular Work Order for services or expenses in excess of the maximum ("not-to-exceed") compensation amount set forth in the applicable Work Order or Change Order. Unless otherwise specified in the Work Order, Consultant shall invoice Lilly for services and expenses chargeable hereunder monthly in arrears for all Work Orders which specify that the work is to be performed on a time and materials basis. For Work Orders specifying a fixed fee, Consultant shall invoice Lilly in accordance with the payment schedule listed on the applicable Work Order. All invoices shall be itemized and shall substantiate all charges therein set forth. Consultant shall maintain complete and accurate accounting records, in a form in accordance with generally accepted accounting practices, to substantiate Consultant's charges and expenses hereunder. Consultant shall retain such records for a period of one (1) year from the date of final payment under any Work Order. Lilly shall pay all valid invoices, except for any amounts disputed by Lilly, within thirty (30) days after the date of the invoice.

3. PERSONNEL. Consultant shall make available for each Work Order qualified personnel necessary to fulfill its obligations hereunder. Consultant is not permitted to utilize subcontractors for performance of any Work Order unless prior written consent is first obtained from Lilly, and unless such subcontractors have executed a written agreement with Consultant which obligates any such subcontractor to protect Confidential Information and to grant ownership of proprietary rights to Lilly to the same extent as is required of Consultant by this Agreement. Further, Consultant agrees to be fully responsible for all acts and omissions of any subcontractor used by consultant and permitted under this Agreement. Lilly may, in its discretion, request that Consultant remove from performance of services under this Agreement any personnel of Consultant for any reason satisfactory to Lilly, subject to Consultant's approval, which shall not unreasonably be withheld, effective upon written notice from Lilly of such dismissal. During the course of each Work Order, Consultant shall permit Lilly to be present, when reasonable, as observers while various tasks are being conducted and to consult with Consultant personnel regarding the Work Order. Consultant shall, at Lilly's sole discretion, perform the services at Consultant's offices, Lilly's offices, or elsewhere, and the times during which services are rendered shall be at Lilly's discretion when required to be performed at Lilly's offices. Consultant shall be fully and solely responsible for the compensation and performance of all of its employees hereunder and the filing of any and all returns and reports and the withholding and/or payment of all applicable federal, state and local wage tax, or employment related taxes, including, but not limited to, income taxes, gross receipt taxes, taxes measured by gross income.

       THE SECTIONS ON THE FOLLOWING PAGES ALSO ARE PART OF THIS AGREEMENT

IN WITNESS WHEREOF, Lilly and Consultant have caused duly authorized representatives of the respective parties to execute this Agreement on the date(s) set forth below.

Phase Forward Incorporated              ELI LILLY AND COMPANY
-----------------------------------     "LILLY"
"CONSULTANT"

By: /s/ John J. Schlicking             By: /s/ Julian Martinez
    -------------------------------        --------------------------------
    Signature                              Signature

    John J. Schlicking                     Julian Martinez
    -------------------------------        --------------------------------
    Printed Name                           Printed Name

    Senior Vice President    3/7/01        Global Sourcing Manager  3-29-01
    -------------------------------        --------------------------------
    Title CFO                 Date         Title                      Date

Social Security taxes, and unemployment taxes for Consultant and Consultant's employees. The status of Consultant and its employees shall be that of independent contractor and no such personnel shall, at any time or for any purpose, be deemed employees or agents of Lilly. Neither Consultant nor any employee of Consultant shall be entitled to participate in any Lilly employee benefit plan. Consultant warrants that it has enforceable written agreements with all of its employees and all subcontractors permitted hereunder to be involved in any project under this Agreement (i) assigning to Consultant ownership of all patents, copyrights and other proprietary rights created in the course of their employment or engagement; and (ii) obligating such employees upon terms and conditions no less restrictive than contained herein, not to use or disclose any proprietary rights or information learned or acquired during the course of such employment or engagement, including, without limitation, any Work Product (defined in Section 8 below) hereunder, and any other information pursuant to Section 7 hereof.

4. ACCEPTANCE OF SERVICES. If specified in a Work Order, each deliverable for such Work Order shall be subject to acceptance testing by Lilly to verify that the deliverable satisfies the acceptance criteria of the Work Order and all requirements of the deliverable conveyed by Lilly to Consultant. If Lilly discovers a non-conformity within thirty (30) days following delivery of a deliverable and Lilly notifies Consultant of the non-conformity. Consultant shall either correct the non-conformity at no additional charge in a timely, professional manner, or, at Lilly's sole discretion, refund monies paid by Lilly for the services attributable to or affected by the non-conforming deliverable.

5.    EXCHANGE OF INFORMATION AND TECHNICAL ASSISTANCE.

      5.1 Upon completion of Services that include Work Product identified as Type III Materials as defined in Section 8, Consultant shall deliver to Lilly the Work Product, including related documentation and Consultant Property (defined in this Section 5), to the extent necessary for Lilly to commercially utilize (excluding without limitation any right to resell) the subject matter of the individual Work Order. Consultant warrants that the technical assistance to be rendered under the Work Order shall be adequate to familiarize Lilly with the Work Product and documentation under such Work Order, and to enable Lilly to use the same.

      5.2 Upon completion of Services that include Work Product identified as Type I or II Materials as defined in Section 8, Consultant shall disclose and deliver to Lilly the Work Product and related documentation and all Consultant Property, to the extent necessary or useful to design, redesign, adapt, modify, enhance, improve, develop, install and repair such Type I or II Material.

      5.3 As used herein, "Consultant Property" means any work, ideas, inventions, discoveries, processes and improvements, computer processes, specifications, operating instructions, notes, and any other documentation (whether or not patentable) created by Consultant or its affiliates or by third parties for the benefit of Consultant prior to its engagement with Lilly under a particular Work Order, which Consultant uses to satisfy its obligations under that Work Order.

      5.4 Notwithstanding anything herein, nothing in this Agreement shall require Consultant to provide Lilly with any source code for any Type II Material or Consultant Property, and Lilly shall not alter, reverse engineer, disassemble, decompile or copy any Type II Material or Consultant Property.

6.    LILLY'S COVENANTS AND OBLIGATIONS

6.1 PROHIBITION OF DIAGNOSTIC OR THERAPEUTIC USE. Lilly acknowledges that it understands, and undertakes to ensure that all users of the services will understand, that (i) the services any deliverables associated therewith are designed to expedite and improve the collection, management and analysis of specific and limited data in clinical trials; (ii) such data do not comprise complete patient medical record; (iii) such data may be incorrect because of transcription or other errors; (iv) the services and any deliverables are not a diagnostic or therapeutic aid and must be used only for research purposes, and
(v) data collected using, or analyses performed using, the services or any deliverable must not be used for patient diagnosis or therapy decisions.

6.2 COMPLIANCE WITH CLINICAL TRIAL AND PRIVACY LAWS. Lilly represents and covenants, with respect to all clinical which it conducts using the services or any deliverable, that (i) each such trial will be conducted in compliance with all applicable local. Federal and international laws, treaties, rules, regulations, guidelines and codes of practice relating to such trial, including in particular those pertaining to clinical investigations, the use of Investigational Products in humans, the rights of subjects participating in clinical trials, compensation for research-related injury and privacy of medical records (including the European Data Privacy Act, to the extent applicable, and any other applicable regulations governing the transfer of medical records to other countries or the inspection of such records by government authorities or persons responsible for monitoring clinical trials), and (ii), without limiting the generality of the foregoing, that each such trial will use consent forms which include all language necessary, and such consent forms will be implemented and obtained from subjects under all procedures necessary, to ensure compliance with the foregoing.

6.3 NO TRANSFER. No obligations pursuant to 21 CFR 312.52 shall be transferred by Lilly to Consultant under any this Agreement or any Work Order.

7. CONFIDENTIAL INFORMATION. Each patty acknowledges that the other is the owner of valuable trade secrets and other confidential information, as well as other like information which is licensed from third parties. Each party shall treat as strictly confidential and shall not use for its own purposes or for third parties, or divulge or permit to be divulged to or examined or copied by others, all information and data obtained by it, or to which it is otherwise exposed, in connection with this Agreement or otherwise (i) which are confidential or proprietary to the other party or his customers, including, without limitation, the Work Product (defined in Section 8 below) pursuant to this Agreement; (ii) which relate to the research, products, operations, policies, procedures, techniques, accounts or personnel of the other party: or
(iii) which are confidential or proprietary to a third party and which are in the possession, custody or control of the other party. In the event of a breach or threatened breach of the provisions of this Section, each party shall be entitled to an injunction restraining such breach or threatened breach without having to prove actual damages or threatened irreparable harm. Such injunctive relief as a party may obtain shall be in addition to all of the rights and remedies available at law and in equity.

This section shall not apply to any information that: (i) is in or comes into the public domain through no breach by the recipient of the information of its obligations under this Agreement; (ii) the recipient acquires from a third party who owes no obligations of confidence to the other party to this Agreement in respect thereof; (iii) was already known to the recipient at the time it received such information from the other party to this Agreement as shown by the recipient's prior written records; or (iv) is independently developed by the receiving party without use of the other party's confidential information.

If either party is requested or required by any legal or investigative process to disclose any information that it is not permitted to disclose, that party shall provide the other with prompt notice of each such request and the

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information requested so that the other party may seek to prevent disclosure or the entry of protective order. If disclosure is required and a protective order is not obtained, the party from whom disclosure is required shall disclose only such information that it is advised by its counsel is legally required to be disclosed.

8. PROPERTY AND PROPRIETARY RIGHTS. Consultant agrees that all material delivered pursuant to a Work Order or Change Order must be specified in the Statement of Work as Type I, II or III Material. As used herein, "Work Product" means all work, ideas, inventions, discoveries, processes and improvements, computer programs, specifications, operating instructions, notes, and all other documentation (whether or not patentable) created, conceived or first reduced to practice by Consultant, alone or with others, in connection with services rendered for Lilly hereunder or which derive from information or materials Consultant has received from Lilly (the "Work Product"). Lilly and Consultant will mutually identify the Work Product as being 'Type I Materials," 'Type II Materials," 'Type III Materials". If not specified, Materials will be considered Type I Materials.

Each of us agrees to reproduce the copyright notice and any other legend of ownership on any copies made under the licenses grant in this Section.

      8.1 Type I Materials are those Work Product created or delivered pursuant to a Work Order or Change Order in which Consultant agrees are the exclusive property of Lilly and that Consultant will, during the term of this Agreement and thereafter, execute all papers and do all things deemed necessary by Lilly to insure that Lilly obtains full title to such Type I Materials, including all intellectual property embodied therein. Upon termination of this Agreement or a Work Order, Consultant will provide to Lilly all copies of Type I Materials and Lilly will have the exclusive right to copyright Type I Materials, excluding Consultant Property. Consultant agrees that if any Type I Material or any portion thereof, is copyrightable, it shall be deemed to be a "work made for hire," as such term is defined in the Copyright Laws of the United States. If, for any reason, any such copyrightable work created by Consultant is excluded from the definition of a "work made for hire," Consultant hereby assigns and conveys to Lilly the entire right, title, and interest in and to such work including work created prior to the date of execution of this Agreement, including the copyright therein and any copyright renewal thereof. Consultant shall cooperate with Lilly or its designees and execute documents of assignment, declarations, and other documents which may be prepared by Lilly, and take other necessary actions as reasonably directed by Lilly, to effect the foregoing or to perfect or enforce any proprietary rights resulting from or related to this Agreement. Such cooperation and execution shall be performed without additional compensation to Consultant; provided, however, Lilly shall reimburse Consultant for reasonable out-of-pocket expenses incurred at the specific request of Lilly. Consultant shall cause each of Consultant's employees charged with performance of a Work Order or granted access to confidential information to execute an agreement sufficient to enable Consultant to comply with its obligations hereunder. Consultant hereby grants Lilly a nonexclusive, perpetual license to use, copy, and distribute all Consultant Property provided to Lilly as part of Type I Materials.

      8.2 Type II Materials are those Type I Materials created or delivered pursuant to a Work Order or Change Order, in which Lilly grants the Consultant a) an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, distribute (internally and externally) copies of, and prepare derivative works thereof, and b) the right to authorize others to do any of the former.

      8.3 Type III Materials are Work Product created or delivered pursuant to a Work Order, in which the Consultant or third parties have all right, title, and interest (including ownership of copyright). Consultant will deliver one copy of the specified Type III Materials to Lilly and grant an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform and distribute (excluding resale) for Lilly's business purposes, copies of Type III Materials.

9. INFRINGEMENT WARRANTY. Consultant warrants that any Work Product produced under this Agreement and all Consultant Property (except for any Products as that term is defined in the Software License Agreement between the parties of even date herewith) shall be of original development or licensable by Consultant, as the case may be, and all Work Product and property licensed or owned by Consultant and used in the performance of any Work Order shall not infringe or violate any patent, copyright, trade secret, trademark, or other third party intellectual property right. Further, Consultant represents and warrants that the Work Product is not the subject of a lien, a security interest, claim, cause of action, or otherwise hypothecated to a third party.

Consultant warrants that it has the right to grant to Lilly the license to use Work Product as set forth in this Agreement without violating the rights of any third party and that there is no actual or threatened suit by any third party based on an alleged violation of such right by Consultant. To the extent Consultant incorporates third party rights into the Work Product, Consultant warrants that it shall have obtained the rights from those third parties to vest in or grant to Lilly the various license rights necessary under this Agreement.

EXCLUSIVE REMEDY FOR BREACH OF INFRINGEMENT WARRANTY. Consultant shall indemnify Lilly as provided for in Section 12.1 against any claim of a breach of the warranty set forth in Section 9 above. THE FOREGOING STATES THE SOLE REMEDY OF LILLY AND THE ENTIRE OBLIGATION OF LICENSOR WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.

10.   WORK PRODUCT WARRANTIES.

      10.1 PERFORMANCE. For a period of ninety (90) days following acceptance. Consultant represents and warrants that the Work Product shall substantially conform to and will operate substantially in accordance with all Documentation supplied by Consultant to Lilly. Consultant shall not be responsible to the extent failures are caused by (a) Lilly's failures to use the Work Product in accordance with instructions included in the documentation provided to Lilly by Consultant, or (b) the modification of the Work Product by any person other than Consultant, its employees, agents, affiliates or subcontractors (unless such modification was authorized or approved by Consultant.)

      10.2 MEDIA DEFECTS. Consultant warrants that all tapes, diskettes or other electronic media provided to Lilly hereunder will be free from defects. Consultant shall, within five days of notification by Lilly of such defect, replace any defective electronic media at no additional cost to Lilly.

      10.3 COMPATIBILITY. Consultant warrants that the Work Product will be compatible with the Consultant's technical environment recommendations, including hardware, operating system(s), software application(s), CPU's and networks specified by Consultant in the applicable Proposal or Work Order.

      10.4 EXCLUSIVE REMEDY FOR BREACH OF PERFORMANCE, MEDIA AND COMPATIBILITY WARRANTIES. If the Work Product fail to meet Specifications as provided in the Proposal or Work Order, Consultant will repair or replace at its option, without charge to Lilly, the non-conforming Work Product with a replacement which meets the Specifications. As Consultant's sole obligation, and Lilly's sole remedy, for any breach of the limited warranties of conformity set

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      forth in Sections 10.1, 10.2 or 10.3, Consultant shall use its best efforts to replace defective media or material and/or to provide maintenance releases, error fixes or workarounds to correct any material error in any Work Product reported to Consultant. If, after its best efforts, Consultant cannot make the Work Product operate as warranted, then Consultant shall refund to Lilly all fees paid for such Work Product upon Lilly's return of such nonconforming Work Product, and this shall be Lilly's sole and exclusive remedy.

      10.5 ILLICIT CODE. Consultant warrants unless (i) authorized in writing by Lilly or (ii) necessary to perform valid duties under this Agreement, any Work Product provided to Lilly by Consultant for use by Consultant or Lilly shall: (a) contain no hidden files, (b) as set up in the default installation, not replicate, transmit or activate itself without control of a person operating computing equipment on which it resides; (c) not alter, damage, or erase any data or computer programs without control of a person operating the computing equipment on which it resides; (d) contain no key, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any programs or data developed under this Agreement, based on residency on a specific hardware configuration, frequency of duration of use, or other limiting criteria ("ILLICIT CODE"). Provided and to the extent any program has any of the foregoing attributes, and notwithstanding anything elsewhere in this Agreement to the contrary, Consultant shall be in default of this Agreement, and a thirty (30) day cure period shall apply. In addition to any other remedies available to it under this Agreement, Lilly reserves the right to pursue any civil and/or criminal penalties available to it against the Consultant.

      10.6 YEAR 2000. Consultant warrants and represents that the occurrence in or use by the Work Product of any dates, including without limitation any date with a year specified as "99" or "00", regardless of other meanings attached to these values, and any date before, on or after January 1, 2000 ("Millennial Dates") will not adversely affect its performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing, and sequencing) and that the Work Product will create, store, process and output information related to or including Millennial Dates without errors or omissions and at no additional cost to Lilly. At Lilly's request, Consultant will provide sufficient evidence to demonstrate the adequate testing of the Work Product to meet the foregoing requirements.

      10.7 DOCUMENTATION OF THE WORK PRODUCT. Consultant warrants and represents that it shall at all times document the operation of the Work Product in a manner consistent with the best practices of the software development industry, and such Documentation shall accurately reflect the operation of the Work Product and enable a person reasonably skilled in computer programming and in possession of the Work Product source code to use, and maintain the Work Product fully and completely. Consultant further represents and warrants that it shall control and identify all adaptations, upgrades, and enhancements of the Work Product by means of a version number, and all lesser modifications by means of a release number.

      10.8 EQUIPMENT. Consultant warrants and represents that any Equipment delivered hereunder shall be delivered to Lilly with any applicable warranty granted by the original manufacturer of the Equipment that is still effective.

11.   GENERAL REPRESENTATIONS AND WARRANTIES.

      11.1 DUE AUTHORITY. Each party's execution, delivery and performance of this Agreement and each agreement or instrument contemplated by this Agreement has been duly authorized by all necessary corporate action. This Agreement and each agreement or instrument contemplated by this Agreement, when executed and delivered by each party in accordance with the terms of this Agreement, will be the legal, valid, and binding obligation of such party, in each case enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws then in effect that govern the enforcement of creditors' rights generally. All persons who have executed this Agreement on behalf of a party, or who will execute any agreement or instrument contemplated by this Agreement on behalf of a party, have been duly authorized to do so by all necessary corporate action.

      11.2 GOVERNMENT REQUIREMENTS. Consultant agrees that any products or services provided under this Agreement will comply will all U.S. and European Union country, federal and state laws, regulations, rules or orders. Consultant represents and warrants that to its knowledge any Work Product or services provided under this Agreement, as delivered to Lilly, comply with all other international, country, federal and state laws, regulations, rules or orders. Upon one hundred twenty (120) days written notice, Licensor shall certify to Lilly that the products or services comply with a country or state laws, regulations, rules, or orders where Lilly is conducting a clinical trial using the Software. Upon written notice from Lilly that any service or Work Product provided under this Agreement, as delivered to Lilly, does not comply with any international, country, federal or state laws, regulations, rules or order, Consultant shall use its best efforts to remedy such compliance breach within one hundred twenty (120) days at no cost to Lilly. Furthermore, Consultant shall in good faith execute any and all agreements that Lilly reasonably requests Consultant to execute in order that Lilly may comply with HIPAA.

      11.3 INSURANCE. Without limiting Consultant's liability to Lilly or third parties hereunder, Consultant shall maintain Commercial General Liability Insurance to include contractual and products/completed operations coverages to the extent covered by insurance to meet its indemnification obligations under this Agreement or loss as required by applicable federal, state, or local laws, regulations or orders. All such insurance shall be primary and not contributory with regard to any other available insurance to Lilly in an amount of not less than 10 million dollars. All such insurance policies shall name Lilly and its Affiliates as an additional insureds and contain a waiver of subrogation. Consultant represents and warrants that it shall file all claims made under this Agreement with its insurance carriers.

      11.4 COMPLIANCE WITH LILLY POLICIES. Consultant agrees to reasonably assure that its employees will follow Lilly policies while at any Lilly site; provided that Lilly provides Consultant with copies of such policies.

      11.5 GIFTS AND GRATUITIES. Consultant, its employees and agents shall not give or offer to give any material gifts or gratuities of any kind whatsoever to any Lilly employee or members of their families. In the event that Consultant is approached by anyone suggesting fraudulent or unethical behavior with regard to Consultant's business activities with Lilly, or if any request is made to Consultant, its employees or agents by any Lilly employees or members of their families for gifts or gratuities of any kind. Consultant agrees to immediately notify Lilly Procurement Management. Consultant certifies by execution of this Agreement that it knows of no material gifts or gratuities, or any kind whatsoever, paid to Lilly employees or members of their families by Consultant. Consultant's employees, or agents during the past two (2) years, except as otherwise set forth in writing to Lilly Procurement Management as an exhibit to this Agreement. Consultant agrees to immediately notify Lilly Procurement Management in writing of any violations of this subsection.

      11.6 PENDING LITIGATION. Consultant represents and warrants to Lilly that there is no action, suit, claim, investigation, or proceeding pending, or to the best of Consultant's knowledge, threatened against, by or affecting Consultant or the Product which, if adversely decided, might adversely affect Consultant's ability to enter into this

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      Agreement, Consultant's performance of its obligations herein, or Lilly's use of the Work Product. Consultant further represents and warrants that it does not know of any basis for any such action.

      11.7 CHANGE OF CONTROL WARRANTY. Consultant represents and warrants to Lilly that no change of control with respect to Consultant is being considered, planned or pending by the Board of Directors, or management, or to its knowledge shareholders, of Consultant or by any affiliate of Consultant

      11.8 DEBARMENT. Consultant represents and warrants that Consultant and, to the best of its knowledge, its officers, directors, employees and agents, have not been debarred under any federal, state or local law, regulation, rule or order, including, but not limited to, the Generic Drug Enforcement Act of 1992. In the event any pending proceeding or threatened debarment of Consultant or its officers, directors, employees or agents. Consultant shall immediately notify Lilly of such proceeding or threatened debarment.

      11.9 DATA LOSS AND RECOVERY. In the event of data loss caused by the Work Product or Work Product failure, including, but not limited to, a Work Product failure resulting from an error, malfunction or overloading. Consultant shall undertake its best efforts to restore or recover any data or results at no costs to Lilly within a commercially reasonable time.

      11.10 PROFESSIONAL SERVICES. Consultant shall perform all services under this Agreement on a professional best efforts basis in a diligent, workmanlike, and expeditious manner. Consultant shall use its best efforts to complete its services in accordance with the timetables agreed to by the parties. Notwithstanding the foregoing, Lilly acknowledges that milestones depend on receipt of deliverables from Lilly in a timely fashion and failure to meet dependency dates may result in slippage across the timetable.

      11.11 RECRUITMENT OF PERSONNEL AND EXCLUSIVITY. During the term of this Agreement and for a period of one (1) year thereafter, neither party shall solicit the employment of any employee of the other party with whom such party has had contact in connection with the relationship arising under this Agreement

      11.12 USE OF NAME AND PUBLICITY. Consultant agrees that it shall not, without prior written consent of Lilly in each instance, use in advertising, publicity or otherwise the name of Lilly, or any partner or employee of Lilly, nor any trade name, trademark, trade device or simulation thereof owned by Lilly, or represent, directly or indirectly, that any product or any service provided by Consultant has been approved, recommended, certified, or endorsed by Lilly. Upon Lilly's written consent, which will not be unreasonably withheld. Licensor may use Lilly's name, but no terms and conditions of this Agreement or other facts of the parties' relationship, in a list of its customers.

12.   INDEMNIFICATION.

      12.1 INFRINGEMENT INDEMNIFICATION. In the event of an infringement claim by a third party against Lilly, Consultant shall indemnify, defend and hold Lilly harmless from any loss, cost, liability or expense, including reasonable attorneys' fees arising from such claim. If, as a result of any such claim of infringement. Consultant or Lilly is enjoined from using any Work Product and/or Documentation, or if Consultant believes that the Work Product is likely to become the subject of a claim of infringement. Consultant will, at its option and its expense: (i) procure for Lilly the right to continue using the Product and/or Documentation; or (ii) replace or modify the Product and/or Documentation so that it becomes non-infringing (which modification or replacement shall not adversely affect the applicable specifications for, or the use or operation by Lilly of, the Product and/or Documentation); or (iii) if the Product and/or Documentation is purchased, and the other options stated are not practicable, repurchase the Product and/or Documentation from Lilly;
      or (iv) if the Product and/or Documentation is licensed, and the other options stated are not practicable, remove such Product and/or Documentation from Lilly's site(s) and refund to Lilly any and all charges paid by Lilly , and release Lilly from any further liability under this Agreement. This provision will survive termination of this Agreement. THE FOREGOING STATES THE SOLE REMEDY OF LILLY AND THE ENTIRE OBLIGATION OF LICENSOR WITH RESPECT TO INFRINGEMENT.

      12.2 GENERAL INDEMNIFICATION. Each party (the "Indemnifying Party") shall defend, indemnify, and hold the other party and its Affiliates, and the officers, directors, agents, employees and assigns or successors of each (the Indemnified Party"), harmless from and against any and all claims, demands, suits, judgments, losses, or expenses of any nature whatsoever (including attorney's fees) arising directly or indirectly form or out of:
      (i) any negligent act, error, or omission of the Indemnifying Party, its subcontractors or their respective officers, directors, agents, subcontractors, invitees or employees; (ii) any breach of the Indemnifying Party's obligations or representations as set forth herein; (iii) any material data loss caused by the Work Product or Work Product failure not restored or recovered by Consultant to the extent covered by Consultant's insurance; (iv) injuries to persons (including death) or loss of, or damage to, property, occasioned by negligence, unlawful act, or willful misconduct of the Indemnifying Party, or of the Indemnifying Party's personnel, subcontractors, or agents (hereinafter "Person"); (v) any Person filing any lien against any property of Lilly, or any claim or lawsuit against Lilly in which the Person claims payment from Lilly for services to Lilly; (vi) any claims or liability for wages, workers' compensation or unemployment compensation owed to Consultant employees, or payroll or related taxes or other governmental charges related to the performance of the services to be provided hereunder, (vii) any claims or liabilities for employee benefits related to the performance of the services to be provided hereunder. In addition, Lilly shall indemnify and hold Consultant and its affiliates, directors, officers, employees and agents (including successors and assigns) harmless against any claim arising out of or relating to any accident, adverse event, illness, disability, death or other medical-related problem in any way arising out or relating to, or alleged to arise out of or relate to, (i) any clinical trial of any product for which any service or deliverable provided hereunder was used and (ii) any product derived from or based on such clinical trial or product

13. LIMITATION OF DAMAGES. Except for the parties liabilities as set forth in Sections 7 and 12.1, any damages that either party is required to pay for any reason whatsoever and regardless of the form of action, in the aggregate, shall be limited to the amount paid by Lilly to Consultant pursuant to the applicable Statement of Work.

Except for the obligations in Sections 7, neither Consultant nor Lilly shall be liable to the other party for any special, punitive or consequential damages, or loss of profits arising out of or in connection with their respective obligations under this Agreement

Notwithstanding the foregoing, if any claim against Consultant for breach of this Agreement is a claim covered by any insurance policy maintained by Consultant, any recovery of proceeds under such policy shall be paid to Lilly to the extent Lilly's damages exceed the foregoing limitation of liability. Consultant shall vigorously pursue any applicable policy claim as requested by Lilly.

14. DISCLAIMER OF OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, REGARDING OR RELATING TO * HEREUNDER OR IN CONNECTION HEREWITH. CONSULTANT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THOSE OF MERCHANTABILITY AND FITNESS FOR A

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PARTICULAR PURPOSE. * REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT
NOT LIMITED TO STATEMENTS REGARDING * CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY BY CONSULTANT *.

15. TERMINATION. Lilly shall have the right upon thirty (30) days prior written notice to terminate any Work Order or this Agreement whether or not Consultant is in default or in breach. Consultant shall be entitled to payment under Section 2 hereof with respect to provable charges earned for accepted services and reimbursable expenses incurred up to the effective date of the termination. In addition. If Consultant has not breached the Agreement, Lilly shall pay all reasonable costs incurred by Consultant that are reasonably required in connection with the orderly cessation of the Services, including any fees for which Consultant has become committed to the extent it is unable to terminate its commitment without cost or penalty. Consultant agrees to stop all work to the extent specified in the notice, incur no further expenses beyond those authorized in such notice, complete performance of such work that has not been terminated, and invoice Lilly for amounts owed within two (2) months of termination. Upon termination of any Work Order or this Agreement for any cause or for no cause, or at any earlier time upon the demand of Lilly, Consultant shall without cost to Lilly (a) deliver to Lilly in an orderly and expeditious manner all data, records, documentation, and other property belonging to Lilly then in the possession of Consultant, including, but not limited to. Work Product and Consultant Property and all copies, extracts, summaries, and portions thereof, on whatever media rendered; and (b) upon request of Lilly, certify in writing that it has complied with these requirements. Sections 6 through 26 shall survive the expiration or termination of this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, if Consultant breaches any material term or condition of this Agreement, Lilly may at its option exercise any one or more of the following remedies: (i) terminate the applicable Work Order or this Agreement, effective thirty (30) days after receipt of such notice unless Consultant cures such breach within such thirty
(30) day period; or (ii) exercise any other rights and remedies available at law or in equity.

If Lilly breaches any material term or condition under this Agreement, Consultant may terminate this Agreement and any licenses hereunder by written notice to Lilly effective thirty (30) days after receipt of such notice unless Lilly cures such breach within such thirty (30) day period.

16. ASSIGNMENT. The duties under this Agreement may not be delegated, and the rights under this Agreement may not be assigned, to any third party in either case without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld; provided, however, that the either party may assign its rights and delegate its duties hereunder, with notice to but without consent of the other party, to any corporate successor to such party by merger, purchase of assets and assumption of liabilities, acquisition, reorganization, or otherwise, or to any Affiliate. Notwithstanding the foregoing, in no event shall Lilly assign its rights under this Agreement in whole or in part (including to a party that becomes an Affiliate after the date of this Agreement) in connection with a sale or merger of Lilly or acquisition by Lilly valued at $50 billion or more (whether in cash, stock or other property) if the other party to such transaction has an existing agreement with Consultant.

17. SUBCONTRACTORS. Consultant may, with Lilly's prior written consent, use subcontractors to perform certain of the services required to be provided by Consultant in a Statement of Work. Notwithstanding the foregoing, Lilly agrees that Consultant may engage individual consultants to supplement its own staff as it reasonably deems necessary, provided that such consultants are bound by an appropriate confidentiality agreement.

18. AUDIT PROVISION. During the term of this Agreement Lilly will have the right, at its expense and upon no less than five (5) working days prior written notice, to audit Consultant's systems and services, with specific emphasis on Consultant's security and change control procedures. Such audit, which may be conducted by Lilly personnel under obligations of confidentiality or by an independent auditing firm, will not interfere unreasonably with Consultant's business activities, and will be conducted no more than once per calendar year, unless Lilly has received a request from the U.S. Food and Drug Administration (or agency with similar regulatory authority and jurisdiction over Lilly's business), or unless a previous audit has disclosed a material non-conformance to the standards required by the appropriate agencies. If the audit shows material non-conformance to the obligations set forth in this Agreement, then Consultant will use commercially reasonable efforts to remedy the non-conformance as soon as practicable. If the non-conformance continues for more than 15 days, then Lilly shall have the option to declare Consultant in breach of this Agreement. Lilly will use information received during an audit solely for the purposes of the Agreement and will otherwise maintain the confidentiality of such information. In addition, upon request. Consultant shall make available to the FDA all records required by governmental regulations related to the Work Product and any data or results produced by the Work Product. In any governmental or regulatory agency gives notice of its intention to conduct an audit or take any other regulatory actions with respect to the Work Product or any data or results produced by the Work Product, Consultant shall promptly give Lilly notice thereof, and Lilly shall have the right to be present at any such audit or regulatory action.

19. UCITA. Consultant and Lilly hereby acknowledge and agree that any provisions of any state law adopting exactly or in modified form the Uniform Computer Information Transactions Act ("UCITA") shall not be applicable to this Agreement. Furthermore, both Consultant and Lilly waive any and all rights arising from any such law.

20. CHOICE OF LAW AND VENUE. This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, excluding all choice of law provisions. All proceedings relating to or arising out of the subject matter hereof shall be maintained exclusively in the courts situated in Marion County, Indiana, and Consultant hereby consents to personal jurisdiction and venue therein and hereby waives any right to object to personal jurisdiction or venue therein.

21. ENTIRE AGREEMENT. This Agreement, which includes all attached exhibits referenced herein and any Work Order created pursuant hereto, constitutes the entire agreement between Lilly and Consultant with respect to the subject matter hereof; and supersedes all proposals, oral or written, and all other communications between the parties with respect to such subject matter.

22. WAIVER. None of the conditions of the Agreement shall be considered waived unless such waiver is in writing and signed by the waiving party. No such waiver shall be a waiver of any past or future default, breach or modification of any of the conditions of the Agreement unless expressly stipulated in such waiver.

23. SEVERABILITY. If any provision in this Agreement is held to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force.

24. NOTICES. Any written notices to be given hereunder by either party shall be deemed effective upon personal delivery or upon mailing the notice to the party to be served at the address appearing in Appendix B.

25. FORCE MAJEURE. Neither party shall be liable to the other for failure to perform under this Agreement if said failure results, directly or

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                                                                     Page 6 of 7
indirectly, from government action or inaction, labor disputes, mechanical or electrical breakdown, or natural disaster.

26. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation. 27.

      AMBIGUOUS TERMS. Any ambiguities in this Agreement will not be strictly construed against the drafter of the language concerned but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the parties at the time of contracting. This Agreement will not be construed against any party by reason of its preparation.

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                                                                     Page 7 of 7

[LILLY LOGO]                                       CONSULTING AND
                                                PROFESSIONAL SERVICES
                                                      AGREEMENT

                                    EXHIBIT A

                             WORK ORDER NO.________

This Work Order is entered into by and between Eli Lilly and Company ("LILLY") and the Consultant signing below pursuant to the Consulting and Professional Services Agreement between the parties (the "Agreement"), and is subject to the terms and conditions of the Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO WORK ORDER OR CHANGE ORDER SHALL BE EFFECTIVE UNLESS SIGNED BY THE LICENSOR'S CHIEF FINANCIAL OFFICER OR GENERAL COUNSEL.

I.    OWNERSHIP OF PROPERTY AND PROPRIETARY RIGHTS

      CONSULTANT AND LILLY MUST DESIGNATE EACH DELIVERABLE IN THIS WORK ORDER AS TYPE I, II OR III MATERIAL PURSUANT TO SECTION 8 OF THE AGREEMENT. PLEASE REFER TO THE DEFINITIONS OF TYPE I, II AND III MATERIAL AND THE RELATED OWNERSHIP OF PROPERTY AND PROPRIETARY RIGHTS IN SECTION 8 OF THE AGREEMENT.

II.   DESCRIPTION OF SERVICES AND MILESTONES

      [INCLUDE A DETAILED DESCRIPTION OF THE SERVICES TO BE RENDERED AND A PROJECT SCHEDULE, IDENTIFYING ALL CRITICAL MILESTONES]

      DELIVERABLES

   [LIST AND DESCRIBE ALL DELIVERABLES TO BE GENERATED AND PROVIDED TO LILLY]

  START DATE:_____________________________ PROJECTED END DATE: _______________

III.  FEES (INDICATE ALL THAT APPLY)

______FIXED PRICE OF $____________.

      _____The above Fixed Price includes Materials and Expenses.
      _____The above Fixed Price does not include Materials and Expenses

_____TIME, MATERIALS AND EXPENSES (SUBJECT TO THE "NOT-TO-EXCEED AMOUNT")

      Estimated Senior Consultant Labor Hours Required to Complete the Scope of Work:________ Labor Rate: $____________per_____________
      Maximum Pre-authorized Fees: $____________________(Estimated Labor Hours x Hourly Rate)

      Estimated Junior Consultant Labor Hours Required to Complete the Scope of Work:_________
      Labor Rate: $____________per_____________
      Maximum Pre-authorized Fees: $____________________(Estimated Labor Hours x Hourly Rate)

      Estimated Other Labor Hours Required to Complete the Scope of Work:___________
      Labor Rate: $_____________per____________ Maximum Pre-authorized Fees:
      $____________________(Estimated Labor Hours x Hourly Rate)

      Total Pre-authorized Fees:__________________________(sum of each category)

IV.   MATERIALS/EXPENSES

List of Materials and Expenses Required to Complete the Scope of Work:

Maximum Pre-authorized Materials and Expenses: $

V.    NOT-TO-EXCEED AMOUNT

Under no circumstances shall the amounts payable under this Work Order without a Change Order (including fees, materials and expenses) exceed $__________________ (the "not-to-exceed amount").

V.    ADDITIONAL TERMS AND CONDITIONS

Consultant shall not submit an invoice to LILLY for services rendered hereunder unless accepted as provided in the Agreement, a Work Order and/or a Change Order.

Consultant may not increase the hourly labor rates quoted above in Section II during the duration of this Work Order.

      [LIST ANY ADDITIONAL TERMS AND CONDITIONS TO APPLY ONLY TO THIS WORK ORDER. FOR EXAMPLE, PERHAPS THERE IS TO BE A TOTAL REFUND IF THE COMPLETED PROJECT IS NOT TO THE SATISFACTION OF LILLY. CONSULT WITH LILLY'S LEGAL COUNSEL TO COMPLETE THIS SECTION]

      IN WITNESS WHEREOF, LILLY and Consultant have caused duly authorized representatives of the respective parties to execute this Work Order on the date(s) set forth below.

CONSULTANT                                  ELI LILLY AND COMPANY

By:___________________________________      By:_________________________________
   Signature                                   Signature

_______________________________________     ____________________________________
Name                                        Name

_______________________________________     ____________________________________
Title                              Date     Title                           Date

[LILLY LOGO]                                        CONSULTING AND
                                                PROFESSIONAL SERVICES
                                                       AGREEMENT

                                    EXHIBIT B

                              CHANGE ORDER NO._____

This Change Order is entered into by and between Eli Lilly and Company ("LILLY") and the Consultant signing below pursuant to the Consulting and Professional Services Agreement between the parties (the "Agreement"), Work Order No._________(the "WORK ORDER"), and previously issued Change Order Nos. _______________________________(the "Change Orders"), and is subject to the terms and conditions of the Agreement, the Work Order, and the Change Orders unless otherwise noted herein. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO WORK ORDER OR CHANGE ORDER SHALL BE EFFECTIVE UNLESS SIGNED BY THE LICENSOR'S CHIEF FINANCIAL OFFICER OR GENERAL COUNSEL.

I.    OWNERSHIP OF PROPERTY AND PROPRIETARY RIGHTS

      CONSULTANT AND LILLY MUST DESIGNATE EACH DELIVERABLE IN THIS WORK ORDER AS TYPE I, II OR III MATERIAL PURSUANT TO SECTION 8 OF THE AGREEMENT. PLEASE REFER TO THE DEFINITIONS OF TYPE I, II AND III MATERIAL AND THE RELATED OWNERSHIP OF PROPERTY AND PROPRIETARY RIGHTS IN SECTION 8 OF THE AGREEMENT.

II.   DESCRIPTION OF CHANGES TO SERVICES AND MILESTONES

      [INCLUDE THE IDENTITY OF THE PARTY REQUESTING THE CHANGES, THE REASON FOR THE CHANGES, THE BENEFIT OF THE CHANGES, AND A DETAILED DESCRIPTION OF THE CHANGES TO THE SERVICES TO BE RENDERED. INCLUDE A NEW PROJECT SCHEDULE IDENTIFYING ALL CRITICAL MILESTONES.]

      DESCRIPTION OF CHANGES TO DELIVERABLES

            [LIST AND DESCRIBE THE CHANGES TO ALL DELIVERABLES FROM THE WORK ORDER (AS AMENDED BY ANY CHANGE ORDERS) TO BE GENERATED AND PROVIDED TO LILLY]

      NEW PROJECTED END DATE: __________________________

III.  CHANGES TO FEES (INDICATE ALL THAT APPLY)

_____NEW FIXED PRICE OF $_____.

      ______The above Fixed Price includes Materials and Expenses.
      ______The above Fixed Price does not include Materials and Expenses

_____NEW TIME, MATERIALS AND EXPENSES (SUBJECT TO THE "NOT-TO-EXCEED AMOUNT")

            Estimated Senior Consultant Labor Hours Required to Complete the Scope of Work:_________
            Labor Rate: $____________per_____________
            Maximum Pre-authorized Fees: $____________________(Estimated Labor Hours x Hourly Rate)

            Estimated Junior Consultant Labor Hours Required to Complete the Scope of Work:_________
            Labor Rate: $____________per_____________
            Maximum Pre-authorized Fees: $____________________(Estimated Labor Hours x Hourly Rate)

            Estimated Other Labor Hours Required to Complete the Scope of Work:___________
            Labor Rate: $____________per_____________
            Maximum Pre-authorized Fees: $____________________(Estimated Labor Hours x Hourly Rate)

            Total Pre-authorized Fees:__________________________(sum of each category)

IV.   ADDITIONAL MATERIALS/EXPENSES

List of Additional Materials and Expenses Required to Complete the Scope of
Work:

Revised Maximum Pre-authorized Materials and Expenses: $

V.    REVISED NOT-TO-EXCEED AMOUNT

Under no circumstances shall the amounts payable under the Work Order and Change Order (including fees, materials and expenses) exceed $__________________(the "not-to-exceed amount").

VI.   ADDITIONAL TERMS AND CONDITIONS

      [LIST ANY ADDITIONAL TERMS AND CONDITIONS TO APPLY ONLY TO THIS CHANGE ORDER]

      IN WITNESS WHEREOF, LILLY and Consultant have caused duly authorized representatives of the respective parties to execute this Change Order on the date(s) set forth below.

CONSULTANT                                  ELI LILLY AND COMPANY

By:___________________________________      By:_________________________________
   Signature                                   Signature

_______________________________________     ____________________________________
Name                                        Name

_______________________________________     ____________________________________
Title                              Date     Title                           Date